Contacts: John Reiland, CFO John Figone, VP-Business Development US Dataworks, Inc. (713) 934-3855 www.usdataworks.com

FOR IMMEDIATE RELEASE	Ken Dennard, Managing Partner DRG&E (713) 529-6600 ksdennard@drg-e.com
US DATAWORKS REPORTS FISCAL 2006
SECOND QUARTER RESULTS
Profitability milestone and record revenues achieved
Raises revenue and earnings guidance
Houston, TX – October 27, 2005 – US Dataworks (AMEX: UDW), a leading developer of payment processing solutions, today announced financial results for its fiscal 2006 second quarter ended September 30, 2005.
     Revenues for the fiscal 2006 second quarter were $2,732,000 compared with revenues of $610,000 for the same period a year ago. Income from operations for the quarter was $886,000 compared to a loss from operations of $1,168,000 for the quarter ended September 30, 2004. Net income for the second quarter was $791,000 or $0.03 per share, compared to a net loss of $2,302,000 or $0.09 per share, for the corresponding period in the prior year. The net loss for last year’s second quarter included a non-recurring, non-cash charge of $1,000,000 in connection with management’s estimates of costs necessary to settle a lawsuit filed by an investor. This lawsuit was settled in November 2004.
     Revenues for the second quarter in the current fiscal year 2006 include approximately $2,028,000 of license revenue and professional service revenues attributable to a previously announced integrated license, maintenance and services agreement with one of the nation’s largest financial services companies. In accordance with generally accepted accounting principles, revenues attributable to this integrated contract are being recorded on a percentage-of-completion basis.
     “We are pleased to report record quarterly revenues and our first profitable quarter of operations,” stated Charles E. Ramey, CEO of US Dataworks. “These financial results are a result of the outstanding work performed by our dedicated staff of professionals over the last 2 years in conceiving and bringing Clearingworks™ to market. Customers are now confirming the fact that Clearingworks offers unmatched value and performance in payment processing. We believe the ability of Clearingworks to process all payments including mailed remittances, Internet payments, telephone payments and transactions captured at worldwide remote offices will drive customers to select us as a single-source provider.
     “We are also encouraged by the recent progress attained in ongoing discussions with retailers and potential strategic partners serving the retail market. Our recently released white paper (http://www.usdataworks.com/whitepapers/boc_whitepaper.html) shows that ElectronificationSR of payment processes in the retail space yields compelling cost savings. We are optimistic of our abilities to capitalize on significant revenue growth opportunities in this very important vertical,” concluded Ramey.
FY 2006 OUTLOOK
     The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially.
     US Dataworks expects revenues for the third quarter of fiscal 2006 to range from $1.4 million to $1.6 million and loss per share to be approximately $(0.01). For the full fiscal year ending March 31, 2006, the company is raising guidance and expect revenues to range from $6.2 million to $6.7 million and loss per share to be between ($0.02) and ($0.03) excluding any one-time charges.
CONFERENCE CALL
     US Dataworks has scheduled a conference call for today, October 27, 2005 at 5:00 p.m. eastern time. To participate in the conference call, dial (303) 262-2138 at least ten minutes before the call begins and ask for the US Dataworks conference call. A replay of the call will be available approximately two hours after the live broadcast ends and will be accessible until November 6, 2005. To access the replay, dial (303) 590-3000 using a pass code of 11042549.
     Investors, analysts and the general public will also have the opportunity to listen to the conference call over the Internet by visiting www.usdataworks.com. To listen to the live call on the web, please visit the company’s web site at least fifteen minutes before the call begins to register, download and install any necessary audio software. For those who cannot listen to the live web cast, an archive will be available shortly after the call.
ABOUT US DATAWORKS
     US Dataworks is a developer of payment processing solutions, focused on the Financial Services market, Federal, State and local governments, billers and retailers. Software developed by US Dataworks is designed to enable organizations to transition from traditional paper-based payment and billing processes to electronic solutions that automate end-to-end processes for accepting and clearing checks.
Except for the historical information contained herein, the matters set forth in this press release, including, but not limited to the Company’s leadership in the payment processing software market and the increasing of our efforts toward capturing further market share in the retail space are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including, but not limited to, the Company’s position in the marketplace, our ability to develop and timely introduce products that address market demand, the impact of alternative technological advances and competitive products, market fluctuations, our ability to obtain future financing and other risks detailed from time to time in the SEC reports of US Dataworks, Inc., including its annual report on Form 10-KSB/A for the period ended March 31, 2005 and its quarterly report on Form 10-QSB for the period ended June 30, 2005.. These forward-looking statements speak only as of the date hereof. US Dataworks disclaims any obligation to update these forward-looking statements.
- Tables to Follow -

STATEMENTS OF OPERATIONS For the Three and Six Months Ended September 30, 2005 and 2004 (UNAUDITED)

	For the Three Months Ended		For the Six Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
Revenues
Software licensing revenues	$1,451,800	$153,016	$1,750,920	$500,732
Software transactional revenues	231,361	158,052	412,604	287,704
Software maintenance revenues	134,566	140,486	226,892	172,225
Professional service revenues	914,566	158,280	1,422,216	552,305

Total revenues	2,732,293	609,834	3,812,632	1,512,966

Cost of sales	405,355	202,512	782,856	518,648

Gross profit	2,326,938	407,322	3,029,776	994,318

Operating expenses
General and administrative	1,351,247	1,493,420	2,905,522	2,963,323
Depreciation and amortization	89,957	81,646	178,482	155,772

Total operating expense	1,441,204	1,575,066	3,084,004	3,119,095

Income (loss) from operations	885,734	(1,167,744)	(54,228)	(2,124,777)

Other income (expense)
Financing costs	(76,658)	(97,451)	(88,362)	(419,903)
Interest expense	(27,605)	(48,435)	(51,538)	(164,956)
Accrued costs of litigation settlement	—	(1,000,000)	—	(1,000,000)
Other income (expense)	9,419	11,228	16,218	17,687

Total other income (expense)	(94,844)	(1,134,658)	(123,682)	(1,567,172)

Income (loss) before provision for income taxes	790,890	(2,302,402)	(177,910)	(3,691,949)

Provision for income taxes	—	—	—	—

Net income (loss)	$790,890	$(2,302,402)	$(177,910)	$(3,691,949)

Basic and diluted earnings (loss) per share
Total basic and diluted earnings (loss) per share	$0.03	$(0.09)	$(0.01)	$(0.14)

Basic and diluted weighted-average shares outstanding	30,037,020	26,852,288	29,369,865	26,184,768

BALANCE SHEET September 30, 2005 (UNAUDITED)

ASSETS
Current assets
Cash and cash equivalents	$1,253,853
Accounts receivable, net of allowance for doubtful accounts of $0	927,411
Costs and estimated earnings in excess of billings on uncompleted contracts	880,800
Prepaid expenses and other current assets	336,422

Total current assets	3,398,486
Property and equipment, net	571,116
Goodwill, net	14,133,629
Other assets	43,792

Total Assets	$18,147,023

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities
Note payable– related party	$39,000
Deferred revenue	250,519
Accounts payable	163,732
Accrued expenses	263,230
Interest payable	3,262
Current portion of convertible notes payable, net of unamortized discount of $464,693	201,440

Total current liabilities	921,183
Long-term portion of convertible notes payable, net of unamortized discount of $298,329	573,737
Deferred revenue	16,690

Total liabilities	1,511,610

Commitments
Shareholders’ equity
Convertible Series B preferred stock, $0.0001 par value 700,000 shares authorized, 549,667 shares issued and outstanding, $0.75 liquidation preference, dividends of $190,201 in arrears	55
Common stock, $0.0001 par value 90,000,000 shares authorized and 30,037,020 shares issued and outstanding	3,004
Additional paid-in capital	63,102,445
Accumulated deficit	(46,470,091)

Total shareholders’ equity	16,635,413

Total Liabilities and Shareholders’ Equity	$18,147,023

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